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Exhibit 99.17

        NOTICE OF GUARANTEED DELIVERY
for tender of
6 3/4% Senior Notes due 2005 issued by Foster Wheeler LLC and
Guaranteed by Foster Wheeler Ltd. and the Subsidiary Guarantors

Pursuant to the Prospectus dated                        , 2004

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates representing the 6 3/4% Senior Secured Notes due 2005 (the "2005 Notes") are not immediately available, or (ii) if the procedures for book-entry transfer cannot be completed on a timely basis, or (iii) if time will not permit all required documents to reach the Exchange Agent as soon as possible and, in any event, prior to the Expiration Date (as defined below). This Notice of Guaranteed Delivery may be delivered by hand, transmitted by telegram, telex, facsimile transmission or mailed to the Exchange Agent. See "The Exchange Offer and the Consent Solicitation—Procedures for Tendering Your Securities and Delivering Your Consent to the Proposed Amendments—Guaranteed Delivery" in the Prospectus.

        The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on                        , 2004, which we refer to as the Expiration Date, unless extended by us. You may revoke your tender and your consent at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

The Exchange Agent for the Offer is:
The Bank of New York, London Branch

By Mail:	Facsimile Transmission:	By Hand or Overnight Courier:
The Bank of New York, London Branch c/o The Bank of New York ReOrg Unit 101 Barclay Street Floor 7 East New York, New York 10286 Attention: Carolle Montreuil Phone: (212) 815-5920 Fax: (212) 298-1915	(for Eligible Institutions only) The Bank of New York, London branch c/o The Bank of New York Attention: Carolle Montreuil Phone: (212) 815-5920 Fax: (212) 298-1915	The Bank of New York, London branch c/o The Bank of New York ReOrg Unit 101 Barclay Street, Floor 7 East New York, New York 10286 Attention: Carolle Montreuil Phone: (212) 815-5920 Fax: (212) 298-1915
For Confirmation Telephone: (212) 815-3750
The Information Agent (the "Information Agent") for the Offer is:
Georgeson Shareholder Communications Inc. 17 State Street, 10th Floor New York, New York 10014 Banks and Brokers call: (212) 440-9800 All other Shareholders call toll free: (800) 891-3214

        Delivery of this Notice of Guaranteed Delivery to an address or via a facsimile other than as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery to the Exchange Agent.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal and Consent is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and Consent (the "Letter of Transmittal and Consent").

        An Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Consent or an Agent's Message (as defined in the Prospectus under "The Exchange Offer and the Consent Solicitation—Procedures for Tendering Your Securities and Delivering Your Consent to the Proposed Amendments—Tender of Securities Held Through DTC") and 2005 Notes to the Exchange Agent within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

        Ladies and Gentlemen:

        The undersigned hereby tenders to Foster Wheeler LLC, upon the terms and subject to the conditions set forth in the Prospectus dated                        , 2004 (the "Prospectus"), the Letter of Transmittal and Consent (which together with the Prospectus, as they may be amended or supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, and accept the Offer in accordance with its terms in respect of the number of 2005 Notes specified below pursuant to the guaranteed delivery procedure described under "The Exchange Offer and the Consent Solicitation—Procedures for Tendering Your Securities and Delivering Your Consent to the Proposed Amendments—Guaranteed Delivery" in the Prospectus.

2005 Notes Certificate Number(s) (if available):	Name of Record Holder(s):
Please Type or Print

Aggregate Principal Amount Represented by Certificate(s):	Address(es)
Zip Code
Aggregate Principal Amount Tendered:
Please check box if 2005 Notes will be tendered by book-entry transfer:	Area Code and Telephone Number(s)

Account Number:	Signature(s) of Holder(s)
Date:	Dated: , 2004

        The Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for 2005 Notes or on a security position listing as the owner of 2005 Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.

Please print name(s) and address(es)

Name(s):
Capacity:

Address(es):

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a firm which is a member of the Medallion Signature Guarantee Program, or any other "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either 2005 Notes tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such 2005 Notes in the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal and Consent (or facsimile thereof), with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange business day following the date hereof.

Name of Firm	Authorized Signature
Address	Title
Name:
Zip Code	Please Type or Print
Area Code and Telephone Number(s)	Date: , 2004

        DO NOT SEND CERTIFICATES FOR 2005 NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL AND CONSENT.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.     Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth in this Notice of Guaranteed Delivery before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of 2005 Notes, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. As an alternative to delivery by mail the holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 1 of the Letter of Transmittal and Consent.

        2.     Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the 2005 Notes referred to in this Notice of Guaranteed Delivery, the signatures must correspond with the name(s) written on the face of the 2005 Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the 2005 Notes, the signature must correspond with the name shown on the security position listing as the owner of the 2005 Notes.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any 2005 Notes listed or a participant of DTC whose name appears on a security position listing as the owner of the 2005 Notes, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name(s) of the registered holder(s) appear(s) on the 2005 Notes or signed as the name of the participant is shown on DTC's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Company of the person's authority to so act.

        3.     Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and Consent or this Notice of Guaranteed Delivery may be directed to the Information Agent at the address specified in this Notice of Guaranteed Delivery and in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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GUARANTEE (Not to be used for signature guarantee)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY